EXHIBIT 99.6
JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entity or person, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 18, 2026	WWT OPPORTUNITY #1 LLC
	By:	/s/ Shaun Noll
Name: Shaun Noll
Title: Managing Member

SHAUN NOLL
	By:	/s/ Shaun Noll
Name: Shaun Noll

MATTHEW BRIGER
	By:	/s/ Matthew Briger
Name: Matthew Briger

726 BC LLC
	By:	/s/ Matthew Briger
Name: Matthew Briger
Title: Manager

PETER L. BRIGER, Jr.
	By:	/s/ Peter L. Briger, Jr.
Name: Peter L. Briger, Jr.

726 BF LLC
	By:	/s/ Peter L. Briger, Jr.
Name: Peter L. Briger, Jr.
Title: Manager